Calculation of Filing Fee Tables
S-8
INTELLINETICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	674,035	$ 5.53	$ 3,727,413.55	0.0001381	$ 514.76
2	Equity	Common Stock, $0.001 par value per share	Other	152,863	$ 5.53	$ 845,332.39	0.0001381	$ 116.74
Total Offering Amounts:						$ 4,572,745.94		$ 631.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 631.50
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents shares of Common Stock reserved for issuance pursuant to future awards granted under the Intellinetics, Inc. 2024 Equity Incentive Plan (the "2024 Plan"). Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the NYSE American stock exchange on July 20, 2026.

[2]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the NYSE American stock exchange on July 20, 2026. Represents shares of Common Stock reserved for issuance pursuant to future awards granted under the Intellinetics, Inc. 2023 Director Compensation Plan (the "Director Plan").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources